Exhibit 5.1
                       Law Office of Reed & Reed, P.C.
                              Attorneys at Law
                                 Suite 330
                              1919 14th Street
                         Boulder, Colorado  80302
                         Telephone (303) 413-0691
                         Telecopier (303) 413-0645

April 12, 1999

Earth Sciences, Inc.
910 12th Street
Golden, Colorado  80401

Re:	Registration Statement on Form S-3
	Covering the Registration of 2,269,712
	Common Shares of Earth Sciences, Inc.

Gentlemen and Ladies:

	We have acted as counsel for Earth Sciences, Inc., a Colorado corporation (the "Company"), in connection with the registration for sale of 2,269,712 shares of the Company's Common Stock (the "Securities") in accordance with the registration provisions of the Securities Act of 1933, as amended.

	In such capacity we have examined, among other documents, the Articles of Incorporation and By Laws of the Company, records of corporate proceedings, the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on or about April 12, 1999, (as may be further amended from time to time, the "Registration Statement"), covering the registration of the Securities. We have also made such other investigations and reviewed such other documents as we have deemed necessary in order to express the opinions set forth below.

	Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

	1.	The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

	2.	The Securities have been legally and validly authorized under the
Company's Articles of Incorporation, as amended, and constitute (or will constitute upon issuance as described in the Registration Statement) duly and validly issued and outstanding and fully paid and nonassessable shares of the Company under the Colorado Business Corporation Act.

	We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.

					Very truly yours,

					/s/ Scott Reed
						Law Office of Reed & Reed, P.C.